UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200 San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	FATE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”) appointed Dr. Shefali Agarwal to the Board as a Class III director. Dr. Agarwal was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from eight (8) to nine (9) directors.

Dr. Agarwal is currently the Chief Medical Officer of Epizyme, Inc., a clinical-stage company developing novel epigenetic therapies for cancer and other serious diseases, where she leads the global clinical development and regulatory strategy for tazemetostat for the treatment of cancer. Prior to joining Epizyme as Chief Medical Officer in July 2018, Dr. Agarwal served as Chief Medical Officer at SQZ Biotech, where she built and led the clinical development organization, which included clinical research operations and regulatory functions. Dr. Agarwal has also held senior leadership positions at Curis, Inc., where she oversaw the Phase 2 study of its dual HDAC/PI3K inhibitor in diffuse large B-cell lymphoma, and at Tesaro, Inc., where she served as the clinical lead for the New Drug Application and the European Medicines Agency regulatory submissions and supported the commercial launch of ZEJULA® (niraparib) in ovarian cancer. She has also held positions of increasing responsibility at Covidien, AVEO Oncology and Pfizer, and led clinical research in the Department of Anesthesiology and Critical Care Medicine at Johns Hopkins University.

Upon her appointment to the Board, Dr. Agarwal was granted an option to purchase 24,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on July 15, 2019, which will vest in equal monthly installments during the 36 months thereafter, subject to Dr. Agarwal’s continued service on the Board.

There are no arrangements or understandings between Dr. Agarwal, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Agarwal was selected as a director. Dr. Agarwal is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Dr. Agarwal has no family relationship with any director or executive officer of the Company. Dr. Agarwal has not been appointed to serve on any committee of the Board.

Item 7.01	Regulation FD Disclosures

On July 17, 2019, Fate issued a press release announcing Dr. Agarwal’s appointment to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated July 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 17, 2019

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer